UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2020

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

931 Village Boulevard, Suite 905, West Palm Beach, Florida	33409
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

As previously announced, on December 30, 2019 Seamus Lagan, Chief Executive Officer and President of Rennova Health, Inc. (the “Company”), and Alcimede LLC, of which Mr. Lagan is the sole manager, approved by written consent in lieu of a special meeting of stockholders two proposals that had previously been approved by the Board of Directors of the Company. Mr. Lagan and Alcimede LLC held shares representing 50.9% of the total voting power of the Company’s voting securities with regard to these proposals. The proposals were (i) to approve an amendment to our Certificate of Incorporation to increase the authorized shares of our common stock from 10,000,000,000 to 12,500,000,000 shares, and (ii) to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at a specific ratio from 1-for-100 to 1-for-10,000, reduce the number of authorized shares of common stock to 3,000,000,000 shares and grant authorization to our Board of Directors to determine, in its discretion, the specific ratio and timing of the reverse split any time before December 31, 2020, subject to the Board of Directors’ discretion to abandon such amendment.

Our Board of Directors has determined not to proceed with these two proposals but currently expects to move forward with a reverse stock split of our common stock on its own, without any change in the authorized shares of our common stock at this time. If and when the Board does determine to authorize a reverse split, it will adopt a resolution to that effect and seek a new stockholder approval.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2020	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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